                             FOURTH AMENDMENT TO
                              CREDIT AGREEMENT


This Fourth Amendment is made this 12th day of June, 1998, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation (the "Borrower"), NORWEST BANK COLORADO, NATIONAL ASSOCIATION (the "Lender") and NORWEST BUSINESS CREDIT, INC, a Minnesota corporation, as administrative agent for the Lender (the "Administrative Agent").

                                  RECITALS

The Borrower, the Lender and the Administrative Agent entered into a Credit Agreement dated as of November 21, 1996, as amended (the "Credit Agreement").

The Borrower has requested that the Lender change certain covenants in, and waive certain defaults under, the Credit Agreement. The Lender is willing to do so on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

1. Section 1.1 of the Credit Agreement is hereby amended by amending the definition of the term "Borrowing Base" contained therein to read in its entirety as follows:

     "Borrowing Base" shall mean, and at any time and subject to change from time to time in the Administrative Agent's sole discretion, 70% of the value of the Acceptable Inventory, determined in accordance with GAAP on a basis consistent with accounting practices used in the financial statements of the Borrower referred to in Section 5.8 hereof, subject to audit, review and adjustment based thereon by the Administrative Agent, which percentage shall decrease to 69.5% on August 1, 1998, and shall be decreased by an additional 0.5% every other Monday thereafter; provided, however, that unless an Event of Default or event that with notice or the passage of time would constitute an Event of Default then exists, the Administrative Agent will give Borrower (20) days' notice of any change in the method of calculation of the Borrowing Base, and will base any other reduction in the percentage of Acceptable Inventory used in determining the Borrowing Base on the Administrative Agent's good faith judgment as to the liquidation value of such Acceptable Inventory."

2. Section 6.13 of the Credit Agreement is hereby amended by amending subsections (b) and (c) thereto to read in their entirety as follows:

     "(b) Maintain during each of the periods set forth below, a minimum Net Worth calculated as at the end of each month in such period in an amount which is greater than or equal to the amount set forth opposite such period; PROVIDED THAT the minimum Net Worth that the Borrower is required to maintain shall be increased by the sum of 100% of the net proceeds received by the Borrower for the sale of any equity securities after the date of this Agreement:

          Period                           Minimum Net Worth
          ------                           -----------------
     May 1, 1998 to and including            $41,950,000
          May 31, 1998

     June 1, 1998 to and including           $41,400,000
          June 30, 1998

     July 1, 1998 to and including           $41,250,000

          July 31, 1998

     (c) Maintain on each of the dates set forth below a maximum ratio of Funded Indebtedness to EBITDA determined for the four fiscal quarters of the Borrower ending on such date that is less than or equal to the ratio set forth opposite such date:

          Date                            Ratio
          ----                            -----
     July 31, 1998                     6.70 to 1.00"

3. Section 7.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

     "Section 7.1   FIXED ASSETS EXPENDITURES.  Make any capital expenditures
     (as such term is defined in accordance with GAAP) or expenditures for fixed assets in an aggregate amount in excess of $400,000 per quarter during its 1999 fiscal year."

4.   WAIVER OF DEFAULTS. The Borrower is in default of Section 6.13(b) and
(c) of the Credit Agreement (collectively, the "Defaults"). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults as of April 30, 1998. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

5. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

6. Except as specifically amended hereby, the Credit Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

                              ULTIMATE ELECTRONICS, INC.


                              By: /s/ Mr. Alan Kessock
                              ---------------------------------------------
                              Its: Vice President of Finance


                              NORWEST BANK COLORADO, NATIONAL ASSOCIATION


                              By: /s/ Ms. Karen Hardy
                              ----------------------------------------------
                              Its: Vice President


                              NORWEST BUSINESS CREDIT, INC.


                              By: /s/ Ms. Pamela Klempel
                              ----------------------------------------------
                              Its: Assistant Vice President